CONSENT OF McAFEE & TAFT A PROFESSIONAL CORPORATION

                             September 3, 1996



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 to the opinions expressed in and the reference to our firm as legal counsel appearing in the Annual Report on Form 10-K of Fleming Companies, Inc. and subsidiaries for the year ended December 30, 1995, as amended.


                                MCAFEE & TAFT A PROFESSIONAL
                                CORPORATION

                                McAfee & Taft A Professional
                                Corporation